                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
                ------------------------------------------------

     This is an Assignment, Assumption and Recognition Agreement made this 30th day of September, 1998, among Salomon Brothers Realty Corp. (the "Seller"), Wilshire Real Estate Investment Trust Inc. (the "Purchaser") and Ameriquest Mortgage Company (the "Company").

     In consideration of the mutual promises contained herein the parties hereto agree that the mortgage loans listed on EXHIBIT ONE annexed hereto (the "Mortgage Loans") now serviced by the Company for the Seller pursuant to the Master Mortgage Loan Purchase and Servicing Agreement (the "Purchase Agreement"), dated as of June 1, 1997, between the Seller and the Company shall be subject to the terms of this Agreement.

                                  WARRANTIES
                                  ----------

     1. (a) The Company and the Seller warrant and represent that attached hereto as EXHIBIT TWO is a true, accurate and complete copy of the Purchase Agreement, which Purchase Agreement is in full force and effect as of the date hereof and which has not been amended or modified in any respect nor has any notice of termination been given thereunder.

          (b) The Seller warrants and represents that it is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any claim or encumbrance whatsoever.

          (c) The Seller hereby warrants and represents to the Purchaser that no event has occurred from the related Closing Date (as defined in the Purchase Agreement) with respect to a Mortgage Loan to the date hereof that would result in any representation and warranty made pursuant to Section 3.01 of the Purchase Agreement being untrue if made as of the date hereof with respect to the Mortgage Loans (other than any statistical information with respect to the Mortgage Loans and any changes due to the receipt of payments on the Mortgage Loans, adjustment of the Mortgage Interest Rates on the Mortgage Loans and similar changes, which information reflected on EXHIBIT ONE hereto is accurate in all material respects as of September 1, 1998). In the event of a breach of the foregoing representation and warranty which materially and adversely affects the value of any Mortgage Loan or the Purchaser's interest therein, the Seller shall repurchase such affected Mortgage Loan at a repurchase price equal to the unpaid principal balance of such Mortgage Loan plus accrued interest at the net Mortgage Interest Rate from the paid through date of the Mortgage Loan to the first day of the month following the month in which such repurchase is effected; provided, that to the extent that the Company would otherwise be required to repurchase a Mortgage Loan due to the breach of any of the representations and warranties that are made or deemed to have been made by the Company as of the related Closing Date, then the Seller shall repurchase the affected Mortgage Loan from the Purchaser upon the reassignment of the Liquidation Agreement from the Purchaser to the Seller with respect to such Mortgage Loan. It is understood and agreed that the obligations of the Seller set forth in this Section 1(c) to repurchase an affected Mortgage Loan constitutes the sole remedy of the Purchaser respecting a breach of the representation and warranty made in this
Section 1(c).

                           ASSIGNMENT AND ASSUMPTION
                           -------------------------

     2. The Seller hereby assigns to the Purchaser (i) all of its right, title and interest in and to the Mortgage Loans and (ii) all of its right, title, and interest in, to, and under the Purchase Agreement to the extent of the Mortgage Loans, and the Purchaser hereby assumes all of the Seller's obligations under the Purchase Agreement with respect to the Mortgage Loans from and after the date hereof, and the parties hereto agree that the Seller shall be relieved and released of all of its obligations under the Purchase Agreement to the extent of the Mortgage Loans from and after the date hereof.

                         RECOGNITION OF THE PURCHASER
                         ----------------------------

     3. From and after the date hereof, the Company shall recognize the Purchaser as the owner of the Mortgage Loans and will service the Mortgage Loans for the Purchaser as if the Purchaser and the Company had entered into a separate servicing agreement for the servicing of the Mortgage Loans in the form of the Purchase Agreement, the terms of which are incorporated herein by reference. It is the intention of the Seller, the Company and the Purchaser that this Agreement will be a separate and distinct agreement, and the entire agreement, between the Company and the Purchaser to the extent of the Mortgage Loans and shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.

                                ACKNOWLEDGEMENT
                                ---------------

     4. It is hereby acknowledged and agreed by the Purchaser, the Seller and the Company that the assignment of the Seller's rights under this Agreement to the extent of the Mortgage Loans and the Purchaser's assumption of such rights shall not entitle the Purchaser to purchase mortgage loans pursuant to the Purchase Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                                 SALOMON BROTHERS REALTY CORP.,
                                                        Seller


                                                 By:___________________________
                                                 Name:_________________________
                                                 Title:________________________


                                                 WILSHIRE REAL ESTATE INVESTMENT
                                                 TRUST INC.
                                                        Purchaser


                                                 By:___________________________
                                                 Name:_________________________
                                                 Title:________________________


                                                 AMERIQUEST MORTGAGE COMPANY
                                                        Company


                                                 By:___________________________
                                                 Name:_________________________
                                                 Title:________________________

             MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT
                    Dated and effective as of June 1, 1997



                         SALOMON BROTHERS REALTY CORP.
                                  (Purchaser)


                                      and



                          AMERIQUEST MORTGAGE COMPANY
                                   (Company)



                 Fixed Rate and Adjustable Rate Mortgage Loans
                             Flow Delivery Program

                               TABLE OF CONTENTS
                             _____________________

ARTICLE IDEFINITIONS....................................................... 1
         -----------
     Adjustable Rate Mortgage Loan......................................... 1
     Adjustment Date....................................................... 1
     Agreement............................................................. 2
     Appraised Value....................................................... 2
     Assignment and Conveyance............................................. 2
     Assignment of Mortgage................................................ 2
     Available Remittance Amount........................................... 2
     Balloon Loan.......................................................... 2
     Business Day.......................................................... 2
     Closing Date.......................................................... 2
     Commitment Letters.................................................... 2
     Company............................................................... 2
     Confirmation.......................................................... 3
     Custodial Account..................................................... 3
     Custodial Agreement................................................... 3
     Custodian............................................................. 3
     Customary Servicing Procedures........................................ 3
     Cut-off Date.......................................................... 3
     Cut-off Date Principal Balance........................................ 3
     Deleted Mortgage Loan................................................. 3
     Determination Date.................................................... 3
     Due Date.............................................................. 3
     Due Period............................................................ 4
     Eligible Account...................................................... 4
     Escrow Account........................................................ 4
     Escrow Payments....................................................... 4
     Event of Default...................................................... 4
     FDIC.................................................................. 4
     FHLMC................................................................. 4
     Fidelity Bond......................................................... 4
     Final Closing Date.................................................... 4
     Final Due Diligence Date.............................................. 4
     Final Closing Date Principal Balance.................................. 4
     FNMA.................................................................. 4
     HUD................................................................... 5
     Index................................................................. 5
     Initial Closing Date.................................................. 5
     Initial Custodial Account Deposit..................................... 5
     Liquidated Mortgage Loan.............................................. 5

     Liquidation Proceeds..................................................  5
     Loan-to-Value Ratio...................................................  5
     LTV...................................................................  5
     Margin................................................................  5
     Maximum Rate..........................................................  5
     Minimum Rate..........................................................  5
     Monthly Payment.......................................................  6
     Mortgage..............................................................  6
     Mortgage File.........................................................  6
     Mortgage Interest Rate................................................  6
     Mortgage Loan.........................................................  6
     Mortgage Loan Documents...............................................  6
     Mortgage Loan Package.................................................  6
     Mortgage Loan Remittance Rate.........................................  6
     Mortgage Loan Schedule................................................  6
     Mortgage Note.........................................................  8
     Mortgaged Property....................................................  8
     Mortgagor.............................................................  8
     Net Liquidation Proceeds..............................................  8
     Net REO Disposition Proceeds..........................................  8
     Nonrecoverable Advance................................................  8
     Officers' Certificate.................................................  8
     Opinion of Counsel....................................................  9
     OTS...................................................................  9
     P&I Advance...........................................................  9
     Pass-Through Transfer.................................................  9
     Periodic Rate Cap.....................................................  9
     Person................................................................  9
     Prepayment Interest Excess............................................  9
     Prepayment Interest Shortfall.........................................  9
     Principal Prepayment.................................................. 10
     Purchaser............................................................. 10
     Purchase Price........................................................ 10
     Qualified Substitute Mortgage Loan.................................... 10
     Realized Loss......................................................... 10
     Reconstitution Agreements............................................. 11
     Reconstitution Date................................................... 11
     Remittance Date....................................................... 11
     REO Account........................................................... 11
     REO Disposition....................................................... 11
     REO Disposition Proceeds.............................................. 11
     REO Property.......................................................... 11
     Servicer.............................................................. 11
     Servicing Advances.................................................... 11

     Servicing Compensation.............................................................................................  12
     Servicing Fee......................................................................................................  12
     Servicing Fee Rate.................................................................................................  12
     Servicing Officer..................................................................................................  12
     Stated Principal Balance...........................................................................................  12
     Sub-Servicer.......................................................................................................  12

ARTICLE IIAGREEMENT TO PURCHASE; MORTGAGE LOAN SCHEDULE;PURCHASE PRICE;
          -------------------------------------------------------------
     CONVEYANCE OF MORTGAGE LOANS;POSSESSION OF MORTGAGE FILES; BOOK AND
     -------------------------------------------------------------------
     RECORDS;DELIVERY OF MORTGAGE LOAN DOCUMENTS........................................................................  14
     -------------------------------------------
     Section 2.01    Agreement to Purchase; Mortgage Loan Schedules; Purchase Price.....................................  14
                     --------------------------------------------------------------
     Section 2.02    Conveyance of Mortgage Loans; Possession of Mortgage Files.........................................  15
                     ----------------------------------------------------------
     Section 2.03    Books and Records..................................................................................  15
                     -----------------
     Section 2.04    Delivery of Mortgage Loan Documents................................................................  16
                     -----------------------------------
     Section 2.05    Underwriting: Review of the Mortgage Files.........................................................  17
                     ------------------------------------------

ARTICLE IIIREPRESENTATIONS AND WARRANTIES OF THE COMPANY;REPURCHASE OF MORTGAGE
           --------------------------------------------------------------------
     LOANS; CLOSING;CLOSING DOCUMENTS; COSTS............................................................................  19
     ---------------------------------------
     Section 3.01    Individual Mortgage Loans..........................................................................  19
                     -------------------------
     Section 3.02    Company Representations............................................................................  25
                     -----------------------
     Section 3.03    Repurchase and Substitution........................................................................  26
                     ---------------------------
     Section 3.04    Closing............................................................................................  28
                     -------
     Section 3.05    Closing Documents..................................................................................  29
                     -----------------
     Section 3.06    Costs..............................................................................................  30
                     -----

ARTICLE IVADMINISTRATION AND SERVICING OF MORTGAGE LOANS................................................................  32
          ----------------------------------------------
     Section 4.01    Company to Act as Servicer.........................................................................  32
                     --------------------------
     Section 4.02    Liquidation of Mortgage Loans......................................................................  33
                     -----------------------------
     Section 4.03    Collection of Mortgage Loan Payments...............................................................  33
                     ------------------------------------
     Section 4.04    Establishment of Custodial Account; Deposits in Custodial Account..................................  33
                     -----------------------------------------------------------------
     Section 4.05    Withdrawals From the Custodial Account.............................................................  35
                     --------------------------------------
     Section 4.06    Establishment of Escrow Account; Deposits in Escrow Account........................................  36
                     -----------------------------------------------------------
     Section 4.07    Withdrawals From Escrow Account....................................................................  36
                     -------------------------------
     Section 4.08    Payment of Taxes, Insurance and Other Charges......................................................  37
                     ---------------------------------------------
     Section 4.09    Transfer of Accounts...............................................................................  37
                     --------------------
     Section 4.10    Maintenance of Hazard Insurance....................................................................  38
                     -------------------------------
     Section 4.11    Fidelity Bond; Errors and Omissions Insurance......................................................  39
                     ---------------------------------------------
     Section 4.12    Title, Management and Disposition of REO Property..................................................  39
                     -------------------------------------------------
     Section 4.13    Liquidation Reports................................................................................  41
                     -------------------
     Section 4.14    Delivery of Documents in Possession of Custodian...................................................  41
                     ------------------------------------------------
     Section 4.15    Notification of Adjustments........................................................................  41
                     ---------------------------

ARTICLE VPAYMENTS TO THE PURCHASER......................................................................................  43
         -------------------------

     Section 5.01    Distributions....................................................................................... 43
                     -------------
     Section 5.02    Statements to the Purchaser......................................................................... 43
                     ---------------------------
     Section 5.03    Advances by the Company............................................................................. 45
                     -----------------------
     Section 5.04    Prepayment Interest Shortfalls...................................................................... 45
                     ------------------------------

ARTICLE VIGENERAL SERVICING PROCEDURE.................................................................................... 46
          ---------------------------
     Section 6.01    Assumption Agreements............................................................................... 46
                     ---------------------
     Section 6.02    Satisfaction of Mortgages and Release of Mortgage Files............................................. 46
                     -------------------------------------------------------
     Section 6.03    Servicing Compensation.............................................................................. 47
                     ----------------------
     Section 6.04    Annual Statement as to Compliance................................................................... 47
                     ---------------------------------
     Section 6.05    Annual Independent Public Accountants' Servicing Report............................................. 47
                     -------------------------------------------------------
     Section 6.06    Option to Acquire Servicing; Continuation of Company as Servicer.................................... 48
                     ----------------------------------------------------------------
     Section 6.07    Purchaser's Right to Examine Company Records........................................................ 48
                     --------------------------------------------

ARTICLE VII.............................................................................................................. 49

REPORTS TO BE PREPARED BY COMPANY........................................................................................ 49
---------------------------------
     Section 7.01    Company Shall Provide Access and Information as Reasonably Required................................. 49
                     -------------------------------------------------------------------
     Section 7.02    Financial Statements................................................................................ 49
                     --------------------

ARTICLE VIII............................................................................................................. 50

REMOVAL OF MORTGAGE LOANS FROM INCLUSION UNDER THE AGREEMENTUPON A WHOLE LOAN
-----------------------------------------------------------------------------
     TRANSFER OR A PASS-THROUGH TRANSFER ON ONE ORMORE RECONSTITUTION
     ----------------------------------------------------------------
     DATES............................................................................................................... 50
     -----
     Section 8.01    Removal of Mortgage Loans from Inclusion Under this Agreement Upon a Whole Loan Transfer or a
                     Pass-Through Transfer on One or More Reconstitution Dates........................................... 50
                                                     -------------------------

ARTICLE IXTHE COMPANY.................................................................................................... 53
          -----------
     Section 9.01    Indemnification; Third Party Claims................................................................. 53
                     -----------------------------------
     Section 9.02    Merger or Consolidation of the Company.............................................................. 53
                     --------------------------------------
     Section 9.03    Limitation on Liability of the Company and Others................................................... 54
                     -------------------------------------------------
     Section 9.04    Company Not to Resign............................................................................... 54
                     ---------------------
     Section 9.05    No Transfer of Servicing; Sub-Servicing Agreement................................................... 54
                     -------------------------------------------------

ARTICLE XDEFAULT......................................................................................................... 56
         -------
     Section 10.01   Events of Default................................................................................... 56
                     -----------------
     Section 10.02   Waiver of Defaults.................................................................................. 57
                     ------------------
     Section 10.03   Servicer to Retain Previous Entitlement............................................................. 57
                     ---------------------------------------

ARTICLE XITERMINATION.................................................................................................... 58
          -----------
     Section 11.01   Termination......................................................................................... 58
                     -----------

ARTICLE XII.............................................................................................................  59

MANDATORY DELIVERY; GRANT OF A SECURITY INTEREST........................................................................  59
------------------------------------------------
     Section 12.01 Mandatory Delivery; Grant of Security Interest.......................................................  59
                   ----------------------------------------------

ARTICLE XIII............................................................................................................  60

MISCELLANEOUS PROVISIONS................................................................................................  60
---------------------------
     Section 13.01 Successor to the Company.............................................................................  60
                   ------------------------
     Section 13.02 Amendment............................................................................................  61
                   ---------
     Section 13.03 Recordation of Agreement.............................................................................  61
                   ------------------------
     Section 13.04 Recordation of Assignment of Mortgages...............................................................  61
                   --------------------------------------
     Section 13.05 Duration of Agreement................................................................................  61
                   ---------------------
     Section 13.06 Governing Law........................................................................................  61
                   -------------
     Section 13.07 General Interpretive Principles......................................................................  62
                   -------------------------------
     Section 13.08 Reproduction of Documents............................................................................  62
                   -------------------------
     Section 13.09 Notices..............................................................................................  63
                   -------
     Section 13.10 Severability of Provisions...........................................................................  63
                   --------------------------
     Section 13.11 No Partnership.......................................................................................  63
                   --------------
     Section 13.12 Execution; Successors and Assigns....................................................................  63
                   ---------------------------------

Exhibits
--------

EXHIBIT A    Contents of Mortgage Files
EXHIBIT B    Custodial Account Letter Agreement
EXHIBIT C    Escrow Account Letter Agreement
EXHIBIT D    REO Account Letter Agreement
EXHIBIT E    Assignment and Conveyance
EXHIBIT F    Mortgage Loan Schedule
EXHIBIT G    Form of Mortgage Note and Mortgage/Deed of Trust
EXHIBIT H    Company's Underwriting Guidelines
EXHIBIT I    [Intentionally Deleted]
EXHIBIT J    Officer's Certificate
EXHIBIT K    Resolutions
EXHIBIT L    Security Release Certification
EXHIBIT M    Representations and Warranties with Respect to the Pool
             Characteristics of each Mortgage Loan Package
EXHIBIT N    Commitment Letters

          This is a Master Mortgage Loan Purchase and Servicing Agreement, dated and effective as of June 1, 1997, and is executed between Salomon Brothers Realty Corp., as purchaser (hereinafter, the "Purchaser"), and Ameriquest Mortgage Company, as seller and servicer (hereinafter, the "Company").

          The Purchaser has agreed to purchase from the Company and the Company has agreed to sell to the Purchaser Mortgage Loans, as described herein and in the related Confirmations, on a servicing retained basis that shall be delivered in groups of whole loans on various Closing Dates as provided herein.

          All of the Mortgage Loans are secured by first mortgages or deeds of trust on residential dwellings situated within the State(s) indicated on the Mortgage Loan Schedule for the related Mortgage Loan Package, which is to be annexed hereto on the related Closing Date as part of Exhibit F.

          The Purchaser and the Company wish to prescribe the manner of purchase by the Purchaser of the Mortgage Loans and the management, servicing and control of the Mortgage Loans.

          The Purchaser has purchased certain Mortgage Loans from the Company pursuant to the Commitment Letters and such Mortgage Loans will be governed by the terms of this Agreement.

          Following its purchase of the Mortgage Loans from the Company, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer in a whole loan or participation format or a public or private mortgage-backed securities transaction.

          In consideration of the premises and the mutual agreements hereinafter set forth, the Purchaser and the Company agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          "Adjustable Rate Mortgage Loan": A Mortgage Loan which bears interest at a rate which adjusts from time to time in accordance with the terms of the Mortgage Note.

          "Adjustment Date": As to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Interest Rate adjusts as provided in the related Mortgage Note.
          "Agreement": This Master Mortgage Loan Purchase and Servicing Agreement, including all exhibits hereto, and all amendments hereof and supplements hereto.

          "Appraised Value": With respect to a Mortgage Loan, the value of the related Mortgaged Property based upon the appraisal made at the origination of the Mortgage Loan or the sale price of the Mortgaged Property at the origination of the Mortgage Loan, whichever is less.

          "Assignment and Conveyance": An assignment and conveyance of the Mortgage Loans purchased on a Closing Date in the form attached hereto as Exhibit E.

          "Assignment of Mortgage": An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Purchaser.

          "Available Remittance Amount":  With respect to each Remittance Date,
(a) all amounts deposited in the Custodial Account as of the close of business on the preceding Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05 except 4.05(i)), plus (b) all amounts, if any, which the Company is obligated to deposit pursuant to Section 5.03, Section 5.04 or Section 4.12 and minus (c) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the Due Period ending on the first day of the month of the Remittance Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

          "Balloon Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its stated maturity date.

          "Business Day": Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions in the State of California or the State of New York are authorized or obligated by law or executive order to be closed.

          "Closing Date": With respect to any Mortgage Loan Package, the date on which the Purchaser shall purchase from the Company and the Company shall sell to the Purchaser the Mortgage Loans listed on the related Mortgage Loan Schedule.

          "Commitment Letters": The letter agreements between the Purchaser and the Company, including all exhibits thereto, a copy of each of which is attached hereto as Exhibit N.

          "Company": Ameriquest Mortgage Company, or its successor in interest or any successor to the Company under this Agreement appointed as herein provided.

          "Confirmation": With respect to the purchase and sale of any Mortgage Loan Package, the agreement between the Purchaser and the Company setting forth the variances, if any, of the terms and conditions of such purchase and sale from the terms and conditions set forth in the related Commitment Letter.

          "Custodial Account": The separate Eligible Account or Accounts created and maintained pursuant to Section 4.04.

          "Custodial Agreement": The agreement among the Purchaser, the Company and the Custodian for the retention of each Mortgage Note, Mortgage, Assignment of Mortgage and other documents.

          "Custodian": The custodian under the Custodial Agreement, initially Texas Commerce Bank, N.A., or its successor.

          "Customary Servicing Procedures": Procedures (including collection procedures) that the Company customarily employs and exercises in servicing and administering mortgage loans similar to the Mortgage Loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans similar to the Mortgage Loans, giving due consideration to the Purchaser's reliance on the Company.

          "Cut-off Date": With respect to any Mortgage Loan, the first day of the month in which the related Closing Date occurs.

          "Cut-off Date Principal Balance": As to any Mortgage Loan, the scheduled unpaid principal balance thereof as of the close of business on the related Cut-off Date after application of all payments of principal due on or prior thereto, whether or not received, and all Principal Prepayments received on or prior to the related Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates after the related Cut-off Date; provided that with respect to any Mortgage Loan originated after the related Cut-off Date, the "Cut-off Date Principal Balance" shall mean the original principal balance thereof.

          "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

          "Determination Date": The 20th day (or if such 20th day is not a Business Day, the Business Day immediately preceding such 20th day) of the month of the related Remittance Date.

          "Due Date":  The first day of the month of the related Remittance
Date.

          "Due Period": With respect to each Remittance Date, the applicable Due Period shall be the period beginning on the second day of the month preceding the month of the Remittance Date, and ending on the first day of the month of the Remittance Date.

          "Eligible Account": (i) an account or accounts maintained with a depository institution the short-term debt obligations of which are rated A-1 or better by Standard & Poor's Corporation, or (ii) an account or accounts the deposits in which are fully insured by the FDIC, or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity.

          "Escrow Account": The separate Eligible Account or Accounts created and maintained pursuant to Section 4.06.

          "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

          "Event of Default": Any one of the conditions or circumstances enumerated in Section 10.01.

          "FDIC":  The Federal Deposit Insurance Corporation or any successor.

          "FHLMC":  The Federal Home Loan Mortgage Corporation or any successor.

          "Fidelity Bond": A fidelity bond required to be obtained by the Company pursuant to Section 4.11.

          "Final Closing Date": With respect to each Mortgage Loan, the Final Closing Date set forth in the related Commitment Letter.

          "Final Due Diligence Date": With respect to each Mortgage Loan, the date which is 30 days after the Final Closing Date.

          "Final Closing Date Principal Balance": The aggregate unpaid principal balance of the related Mortgage Loans as of the Final Closing Date.

          "Final Settlement Date": With respect to each Mortgage Loan, the Final Settlement Date set forth in the related Commitment Letter.

          "FNMA":  The Federal National Mortgage Association or any successor.

          "HUD": The United States Department of Housing and Urban Development or any successor organization.

          "Index": As to each Adjustable Rate Mortgage Loan, the index for the adjustment of the Mortgage Interest Rate set forth as such in the related Mortgage Note. Should the Index become unavailable, the Purchaser, with the consent of the Servicer, will select a new index that is based upon comparable information.

          "Initial Closing Date": ____________, 1997.

          "Initial Custodial Account Deposit": An amount equal to, with respect to each Mortgage Loan, the amount of all payments in respect of such Mortgage Loan received by the Servicer before the applicable Closing Date in respect of Due Dates after the applicable Cut-off Date.

          "Liquidated Mortgage Loan": Any defaulted Mortgage Loan as to which the Company has determined that all amounts which it reasonably and in good faith expects to recover have been recovered from or on account of such Mortgage Loan.

          "Liquidation Proceeds": Cash (other than REO Disposition Proceeds), including but not limited to insurance proceeds, and any other amounts (including the sales price) received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of the Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

          "Loan-to-Value Ratio" or "LTV": With respect to any Mortgage Loan, the original principal balance of such Mortgage Loan divided by the Appraised Value.

          "Margin": With respect to each Adjustable Rate Mortgage Loan, the fixed amount set forth in the related Mortgage Note to be added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the Mortgage Interest Rate for such Adjustable Rate Mortgage Loan. The Margin as to each Adjustable Rate Mortgage Loan is set forth on the related Mortgage Loan Schedule.

          "Maximum Rate": With respect to each Adjustable Rate Mortgage Loan, the rate per annum set forth in the related Mortgage Note as the maximum Mortgage Interest Rate thereunder. The Maximum Rate as to each Mortgage Loan is set forth on the related Mortgage Loan Schedule.

          "Minimum Rate": With respect to each Adjustable Rate Mortgage Loan, the rate per annum set forth in the related Mortgage Note as the minimum Mortgage Interest Rate thereunder. The Minimum Rate as to each Mortgage Loan is set forth on the related Mortgage Loan Schedule.

          "Monthly Payment": The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor from time to time under the related Mortgage Note.

          "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

          "Mortgage File": The items referred to in Exhibit A annexed hereto pertaining to a particular Mortgage Loan (and any additional documents required to be added to the Mortgage File pursuant to this Agreement).

          "Mortgage Interest Rate": The annual rate at which interest accrues on any Mortgage Loan in accordance with the provisions of the related Mortgage Note. The Mortgage Interest Rate as of the Cut-off Date as to each Mortgage Loan is set forth on the related Mortgage Loan Schedule.

          "Mortgage Loan": An individual mortgage loan which is the subject of this Agreement, each mortgage loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, including without limitation the contents of the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, insurance proceeds, condemnation proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such mortgage loan after the related Cut-off Date.

          "Mortgage Loan Documents":  The documents set forth in Section 2.04.

          "Mortgage Loan Package": The Mortgage Loans listed on a Mortgage Loan Schedule.

          "Mortgage Loan Remittance Rate": As to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the related Mortgage Interest Rate minus the related Servicing Fee Rate.

          "Mortgage Loan Schedule": With respect to each Mortgage Loan Package, the schedule of Mortgage Loans subject to this Agreement and identified as being part of such Mortgage Loan Package to be attached hereto as part of Exhibit F on the related Closing Date, which schedule (as amended from time to time to reflect the addition of any Qualified Substitute Mortgage Loans) shall set forth the following information with respect to each Mortgage Loan in such Mortgage Loan Package:

               (i)    the loan number and name of the Mortgagor;

               (ii)   the address, including zip codes, of the Mortgaged
                      Property;

               (iii) the initial Mortgage Interest Rate and the current Mortgage Interest Rate;

               (iv)   the maturity date;

               (v)    the principal balance at origination;

               (vi)   the first payment date;

               (vii)  the type of Mortgaged Property;

               (viii) the Monthly Payment in effect as of the related Cut-off
                      Date;

               (ix) the principal balance as of the related Cut-off Date as used in determining the Cut-off Date Principal Balance;

               (x)    the Loan-to-Value Ratio at origination;

               (xi) with respect to each Adjustable Rate Mortgage Loan, the Margin;

               (xii) with respect to each Adjustable Rate Mortgage Loan, the next Adjustment Date after the related Cut-off Date;

               (xiii) with respect to each Adjustable Rate Mortgage Loan, the
                      Minimum Rate and Maximum Rate;

               (xiv)  the occupancy status;

               (xv) the Appraised Value of the Mortgaged Property at origination;

               (xvi) a code indicating the Company's credit grade category of the Mortgage Loan at origination;

               (xv) a code indicating whether such Mortgage Loan is a step-down mortgage loan;

               (xvi)  a documentation code;

               (xvii) a code indicating the existence of a prepayment penalty;

               (xviii) a code indicating the term of the prepayment penalty, if applicable;

               (xix) a code indicating the expiration date of the prepayment penalty, if applicable;

               (xx) a code indicating the charge description for the prepayment penalty, if applicable;

               (xxi)   the Borrower's FICO score;

               (xxii)  a code indicating the purpose of the Mortgage Loan; and

               (xxiii) the interest paid to date as of the related Cut-off
                       Date.

        "Mortgage Note": The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

        "Mortgaged Property": The real property securing repayment of the debt evidenced by a Mortgage Note, consisting of a single parcel of property considered to be real estate under the law of the state in which it is located.

        "Mortgagor":  The obligor on a Mortgage Note.

        "Net Liquidation Proceeds": Liquidation Proceeds net of the sum of any reimbursements to the Servicer for such Liquidated Mortgage Loan made therefrom pursuant to Section 4.05(ii).

        "Net REO Disposition Proceeds": REO Disposition Proceeds net of the sum of any unreimbursed Servicing Advances, accrued and unpaid servicing fees and P&I Advances with respect to the related Mortgage Loan and reimbursements to the Servicer for such REO Disposition and the related Mortgage Loan made therefrom pursuant to Section 4.05(ii).

        "Nonrecoverable Advance": As of any date of determination, any P&I Advance previously made or any P&I Advance or Servicing Advance proposed to be made in respect of a Mortgage Loan which, in the good faith judgment of the Company, will not or, in the case of a proposed advance, would not be ultimately recoverable pursuant to Section 4.05(ii). The determination by the Company that it has made a Nonrecoverable Advance or that any proposed advance would constitute a Nonrecoverable Advance shall be evidenced by an Officer's Certificate delivered to the Purchaser on or before the Determination Date in any month.

        "Officers' Certificate": A certificate signed by the Chairman of the Board, or the Vice Chairman of the Board, the President, a Vice President, an Assistant Vice President, the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries or other officer whose position is of equivalent responsibility of the Company, and delivered to the Purchaser as required by this Agreement.

        "Opinion of Counsel": A written opinion of counsel, who may be in-house counsel of the Company, reasonably acceptable to the Purchaser.

        "OTS":  The Office of Thrift Supervision or any successor.

        "P&I Advance":  Any advance made pursuant to Section 5.03.

        "Pass-Through Transfer": The sale or transfer of some or all of the Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction.

        "Periodic Rate Cap": With respect to each Adjustable Rate Mortgage Loan, the provision in each Mortgage Note that limits permissible increases and decreases in the Mortgage Interest Rate on any Adjustment Date to not more than one percentage point.

        "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Prepayment Charge": The prepayment charge, if any, payable under the terms of the related Mortgage Note by the Mortgagor in connection with a full and voluntary Principal Prepayment on the related Mortgage Loan on or after July 1, 1997 transferred and assigned to the Purchaser, and so identified in the Mortgage Loan Schedule.

        "Prepayment Interest Excess": With respect to any Remittance Date after the first Remittance Date for the related Mortgage Loan, for each Mortgage Loan that was the subject of a Principal Prepayment in full from the first day through the twentieth day of the month of such Remittance Date, any payment of interest received in connection therewith (net of the Servicing Fee) representing interest accrued for any portion of such month of receipt after the Due Date.

        "Prepayment Interest Shortfall": With respect to each Principal Prepayment received after the previous Determination Date during the calendar month preceding the month of a Remittance Date (or in the case of such first Remittance Date, from the related Cut-off Date), an amount to be deposited in the Custodial Account prior to the related Remittance Date, to the extent of and limited to the amount of the Servicing Fee received in respect of the related Due Period equal to the difference between (a) 30 days' interest on the

Stated Principal Balance as of the beginning of the Due Period at the Mortgage Loan Remittance Rate and (b) the amount of interest actually received on each such Mortgage Loan for such Due Period net of the Servicing Fee.

        "Principal Prepayment": Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, if any, and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

        "Purchaser":  Salomon Brothers Realty Corp.

        "Purchase Price": With respect to any Mortgage Loan, the price paid by the Purchaser to the Company in connection with the purchase and sale of such Mortgage Loan on the related Closing Date, calculated in accordance with Section 2.01.

        "Qualified Substitute Mortgage Loan": A mortgage loan substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due and received in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan and not less than ninety percent (90%) of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be distributed by the Company to the Purchaser in the month of substitution),
(ii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (iii) have a Mortgage Interest Rate not less than (and not more than one percentage point greater than) the Mortgage Interest Rate of the Deleted Mortgage Loan, (iv) have a Servicing Fee Rate as provided herein for all Mortgage Loans subject to this Agreement, (v) with respect to each Adjustable Rate Mortgage Loan, have a Minimum Rate not less than that of the Deleted Mortgage Loan, (vi) with respect to each Adjustable Rate Mortgage Loan, have a Maximum Rate not less than that of the Deleted Mortgage Loan and not more than two (2) percentage points above that of the Deleted Mortgage Loan, (vii) with respect to each Adjustable Rate Mortgage Loan, have a Margin not less than that of the Deleted Mortgage Loan,
(viii) with respect to each Adjustable Rate Mortgage Loan, have a Periodic Rate Cap equal to that of the Deleted Mortgage Loan, (ix) have a Loan-to-Value Ratio at the time of substitution equal to or less than the Loan-to-Value Ratio of the Deleted Mortgage Loan at the time of substitution, (x) with respect to each Adjustable Rate Mortgage Loan, have the same Adjustment Date as that of the Deleted Mortgage Loan, (xi) with respect to each Adjustable Rate Mortgage Loan, have an Index as provided herein for all Adjustable Rate Mortgage Loans subject to this Agreement, (xii) comply as of the date of substitution with each representation and warranty set forth in Sections 3.01 and 3.02 and (xiii) be in the same credit grade category as the Deleted Mortgage Loan.

        "Realized Loss": As to any Liquidated Mortgage Loan, the amount, if any, by which (i) the Stated Principal Balance (including any accrued and unpaid interest) thereof as of the date of liquidation exceeds (ii) Net Liquidation Proceeds realized thereon.

        "Reconstitution Agreements": The agreement or agreements entered into by the Company and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Pass-Through Transfer as set forth in Article XII, including, but not limited to, a pooling and servicing agreement substantially in the form previously entered into by the Company in connection with public offerings of pass-through securities backed by mortgage loans similar to the Mortgage Loans and sold by the Company or such other form that has been entered into between the Purchaser (or an affiliate of the Purchaser) and the Company since the Initial Closing Date. Such agreement or agreements shall prescribe the rights and obligations of the Company in servicing the related Mortgage Loans.

        "Reconstitution Date": With respect to any Mortgage Loan, the date on which such Mortgage Loan serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Pass-Through Transfer pursuant to Article 12 hereof. On such date, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Company shall cease to service those Mortgage Loans under this Agreement in accordance with the termination provisions set forth in Article XII hereof.

        "Remittance Date": The 24th day of any month, beginning in the month next following the month in which the related Cut-off Date occurs, or if such 24th day is not a Business Day, the first Business Day immediately following.

        "REO Account":  The Eligible Account or Accounts maintained pursuant to
Section 4.12.

        "REO Disposition": The final sale by the Company on behalf of the Purchaser of a Mortgaged Property acquired by the Company in foreclosure or by deed in lieu of foreclosure.

        "REO Disposition Proceeds": All amounts received with respect to an REO Disposition pursuant to Section 4.12.

        "REO Property": A Mortgaged Property acquired by the Company on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in Section 4.12.

        "Servicer": Ameriquest Mortgage Company, or any successor appointed as herein provided.

        "Servicing Advances": All customary, reasonable and necessary "out-of-pocket" costs and expenses incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) payments made by the Company pursuant to Section 4.08, (b) the preservation, restoration and protection of the Mortgaged Property, (c) any enforcement or judicial proceedings, including foreclosures and (d) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage.

        "Servicing Compensation": The Servicing Fee and other amounts to which the Servicer is entitled pursuant to Section 6.03.

        "Servicing Fee": With respect to each Mortgage Loan, the amount of the annual fee to be paid to the Servicer, which shall be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee is limited to, and payable solely from, full payments of the interest portion (including recoveries with respect to interest from Liquidation Proceeds, condemnation proceeds, REO Disposition Proceeds and all other proceeds) of such Monthly Payments collected by the Company, or as otherwise provided under Section 4.05. In the event of a transfer of servicing to an unrelated third party or a termination of servicing as to any Mortgage Loan, the Servicing Fee shall not be prorated for a partial month of servicing.

        "Servicing Fee Rate":  0.50% per annum.

        "Servicing Officer": Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Purchaser by the Company, as such list may from time to time be amended.

        "Stated Principal Balance": As to each Mortgage Loan, (i) the Cut-off Date Principal Balance of the Mortgage Loan, minus (ii) all amounts previously distributed to the Purchaser with respect to the Mortgage Loan representing payments or recoveries of principal, or advances in lieu thereof.

        "Sub-Servicer": Any Person with which the Company has entered into a sub-servicing agreement and which shall be (A) either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating mortgage loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the sub-servicer to perform its obligations hereunder and under the sub-servicing agreement, and in either case shall be a FHLMC or FNMA approved mortgage servicer and (B) approved by the Purchaser.

        "Subservicing Agreement": Any Sub-Servicing Agreement between the Company, as Master Servicer, and a Sub-Servicer, as Sub-Servicer.

        "Whole Loan Transfer": The sale or transfer by Purchaser of some or all of the Mortgage Loans in a whole loan format or a certificated participation format pursuant to a Reconstitution Agreement.

                                  ARTICLE II

                AGREEMENT TO PURCHASE; MORTGAGE LOAN SCHEDULE;
                ----------------------------------------------
                 PURCHASE PRICE; CONVEYANCE OF MORTGAGE LOANS;
                 ---------------------------------------------
                POSSESSION OF MORTGAGE FILES; BOOK AND RECORDS;
                -----------------------------------------------
                      DELIVERY OF MORTGAGE LOAN DOCUMENTS
                      -----------------------------------

        Section 2.01  Agreement to Purchase; Mortgage Loan Schedules; Purchase
                      --------------------------------------------------------
                      Price.
                      -----

        The Company agrees to sell, and the Purchaser agrees to purchase, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Commitment Letter, subject to the permitted variances set forth therein. The Company agrees to use its best efforts to deliver the principal amount of loans in accordance with the delivery schedule set forth as an Exhibit to the related Commitment Letter. In any event, the Company shall deliver the Mortgage Loans no later than the related Final Settlement Date.

        The Company shall deliver the Mortgage Loan Schedule for a Mortgage Loan Package to be purchased on a particular Closing Date to the Purchaser on or prior to the related Closing Date.

        The Purchase Price for each Mortgage Loan listed on the related Mortgage Loan Schedule shall be calculated as provided in the related Commitment Letter.

        In addition to the Purchase Price as described above, the Purchaser shall pay to the Company, on a particular Closing Date, accrued interest as set forth in the related Commitment Letter.

        The Purchaser shall be entitled to all scheduled payments of principal due after the Cut-off Date, all other recoveries of principal collected and due after the Cut-off Date, and all payments of interest on the Mortgage Loans (minus that portion of any such payment which is allocable to the period prior to the Cut-off Date). The principal balance of each Mortgage Loan as of the Cut-off Date is determined after application of payments of principal due on or before the Cut-off Date, whether or not collected. Therefore, payments of scheduled principal and interest prepaid for a due date beyond the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date. Such prepaid amounts shall be the property of the Purchaser. The Company shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Company to the

Purchaser. All scheduled payments of principal due on or before the Cut-off Date and collected by the Company after the Cut-off Date shall belong to the Company.

        Section 2.02  Conveyance of Mortgage Loans; Possession of Mortgage
                      ----------------------------------------------------
                      Files.
                      -----

        The Company, simultaneously with the payment of the Purchase Price, shall execute and deliver to the Purchaser an Assignment and Conveyance with respect to the related Mortgage Loan Package in the form attached hereto as Exhibit E. The contents of each Mortgage File not delivered to the Custodian shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof and the Company's possession of the portion of each Mortgage File so retained shall be at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. Upon the purchase of the Mortgage Loans, the ownership of each Mortgage Note, Mortgage and each related Mortgage File shall be vested in the Purchaser and the ownership of all records and documents with respect to each related Mortgage Loan prepared by or which come into the possession of the Company shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Company at the will of the Purchaser in such custodial capacity only. The Company shall release from its custody the contents of any Mortgage File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Company's servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to Section 3.03.

        Section 2.03  Books and Records.
                      -----------------

        Notwithstanding the sale of the Mortgage Loans to the Purchaser, record title to each Mortgage and the related Mortgage Note for which the Mortgaged Property is located in California shall continue in the name of the Company and be retained by the Company in trust for the Purchaser for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans. The foregoing procedures shall be applicable only so long as the related Mortgage Files are maintained in the State of California. In the event that (i) the Company or the Servicer gives written notice to the Custodian that recording is required to protect the right, title and interest of the Purchaser in and to any Mortgage Loan for which the Mortgaged Property is located in California, or
(ii) in case a court should recharacterize the sale of the Mortgage Loans as a financing or, (iii) as a result of any change in or amendment to the laws of California or any applicable political subdivision thereof, or any change in official position regarding application or interpretation of such laws, including a holding by a court of competent jurisdiction that such recording is so required, or (iv) if the Company or the Servicer admits in writing its inability to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or if the Company or the Servicer voluntarily suspends payment of its obligations, or (v) if the Servicer receives a notice of termination pursuant to Section 10.01 or the Purchaser receives the resignation of the Servicer evidenced by an Opinion of Counsel pursuant to Section 7.04, or the Servicer is removed as servicer, then the Servicer shall cause each such previously unrecorded Assignment of Mortgage to be submitted for recording in the applicable jurisdiction as specified in the definition of Assignment of Mortgage. However, in the event the Servicer fails to cause each such previously unrecorded Assignment of Mortgage to be submitted for recording as set forth in clauses (i) through (v) above, the successor Servicer shall cause such previously unrecorded Assignment of Mortgage to be submitted for recording in the manner specified above and at the expense of the Company. All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with a Mortgage Loan as provided in Section
2.01 shall be held by the Company in trust for the benefit of the Purchaser as the owner of the Mortgage Loans.

          The sale of each Mortgage Loan shall be reflected on the Company's balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Purchaser.

          Section 2.04  Delivery of Mortgage Loan Documents.
                        -----------------------------------

          The Company shall in connection with each Closing Date deliver to the Custodian, as agent of and custodian for the Purchaser, each of the following documents for each Mortgage Loan to be purchased and sold on such Closing Date:

     (a) The original Mortgage Note including any addendums thereto, endorsed by the Company without recourse in the following form: "Pay to the order of ________________, without recourse" and signed, by facsimile or manual signature, in the name of the Company by an officer, together with all intervening endorsements showing a complete chain of endorsement from the originator to the Company;

     (b) The original recorded Mortgage or, if the original Mortgage has not yet been returned from the applicable recording office, a copy of the Mortgage certified by an appropriate officer of the Company to be a true and complete copy of the original Mortgage submitted for recording;

     (c) A duly executed Assignment of Mortgage, in blank, from the Company, which assignment shall be in form and substance acceptable for recording or, if as a result of the related Mortgage not having been returned from the applicable recording office, a copy of the Assignment of Mortgage excluding information to be provided by the recording office;

     (d) the original recorded Assignment or Assignments of the Mortgage, if any, showing a complete chain of assignment from the originator to the Company or, if any such

          Assignment of Mortgage has not been returned from the applicable public recording office, a copy of such Assignment of Mortgage certified by an appropriate officer of the Company to be a true and complete copy of the original Assignment of Mortgage submitted or to be submitted for recording;

     (e) the original or duplicate original title insurance policy (or a commitment (binder) to issue same) relating to the Mortgage Loan;

     (f) the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

     (g) the original power of attorney, if any, or if the original power of attorney has not been returned from the applicable public recording office, a copy thereof certified by an appropriate officer of the Company to be a true and complete copy of the original submitted for recording, if any; and

     (h) if identified on the Mortgage Loan Schedule as a step-down Mortgage Loan, the related Addendum to Promissory Note.

In the event that the original Mortgage was not delivered pursuant to (b) above, the original title insurance policy was not delivered pursuant to (e) above, the duly executed Assignment of Mortgage was not delivered pursuant to (c) above or the original recorded Assignment or Assignments of the Mortgage, if any, showing a complete chain of assignment from the originator to the Company was not delivered pursuant to (d) above, the Company shall use best reasonable efforts to promptly secure the delivery of such originals and shall cause such originals to be delivered to the Custodian promptly upon receipt thereof. In the event that the Company cannot deliver the original Mortgage, the Company shall deliver a copy of such Mortgage certified as true and complete by the appropriate recording office in those instances where a copy thereof certified by the Company was delivered pursuant to clause (b) above. In the event that the original Mortgage or a certified copy thereof or the original policy of title insurance is not so delivered to the Custodian within 365 days following the related Closing Date, the related Mortgage Loan shall, upon the written request of the Purchaser, be repurchased by the Company at the price and in the manner specified in Section 3.03. The Custodian has certified its receipt of each document set forth in clauses (a) through (e) above as evidenced by its Initial Certification in the form annexed to the Custodial Agreement.

          Section 2.05  Underwriting: Review of the Mortgage Files.
                        ------------------------------------------

          With respect to each Mortgage Loan, the Company shall make all documents and instruments relating to such Mortgage Loan (including copies of any original documents previously delivered to the Custodian and the mortgagor payment histories specifying the number of times each Mortgage Loan was delinquent within the immediately preceding twelve month period) available at its offices for review during normal business hours, or such other location as the Purchaser and the Company shall mutually agree. Until the Final Due Diligence Date, the Purchaser and any certificate guaranty insurance company designated by the Purchaser and their designees shall have the right to review the files and documents relating to each Mortgage Loan, to inspect, evaluate and appraise the real property securing each such Mortgage Loan and to obtain appraisal recertifications and otherwise to underwrite each such Mortgage Loan, which shall not be an expense of the Company. Prior to the Final Due Diligence Date, the Purchaser may reject any such Mortgage Loan which, either individually or as part of a pool of all or some of the Mortgage Loans, does not, in its sole discretion, conform to the underwriting standards of the Company, regardless of whether a Closing Date has already occurred with respect to such Mortgage Loans. With respect to any Mortgage Loan rejected by the Purchaser pursuant to the preceding sentence as to which a Closing Date has already occurred, the Company shall repurchase such Mortgage Loan at a price equal to the Purchase Price paid for such Mortgage Loan by the Purchaser hereunder. The underwriting described in this paragraph shall not impair or diminish the rights of the Purchaser, or any assignee of the Purchaser, under this Agreement with respect to a breach of representations and warranties contained in this Agreement.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY;
                ----------------------------------------------
                    REPURCHASE OF MORTGAGE LOANS; CLOSING;
                    --------------------------------------
                           CLOSING DOCUMENTS; COSTS
                           ------------------------

          Section 3.01  Individual Mortgage Loans.
                        -------------------------

          The Company hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date (or such other date as may be specified herein or in the applicable Assignment and Conveyance):

     (a) The information set forth on the related Mortgage Loan Schedule with respect to each Mortgage Loan is true and correct in all material respects;

     (b) Except as set forth on Exhibit M, all payments due prior to the related Cut-off Date have been made and none of the Mortgage Loans will have been contractually delinquent for more than one calendar month more than once since the origination thereof;

     (c) Each Mortgage is a valid and enforceable first lien on the Mortgaged Property, including all improvements thereon, subject only to (a) the lien of nondelinquent current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

     (d) Immediately prior to the assignment of the Mortgage Loans to the Purchaser, the Company had good title to, and was the sole legal and beneficial owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and has full right and authority, subject to no interest or participation of, or agreement with, any other party to sell and assign the same;

     (e) To the best of the Company's knowledge, there is no delinquent tax or assessment lien against any Mortgaged Property;

     (f) There is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

     (g) To the best of the Company's knowledge, there are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of the related Mortgage, except those which are insured against by the title insurance policy referred to in (k) below;

     (h) To the best of the Company's knowledge, each Mortgaged Property is free of material damage and is in good repair;

     (i) Each Mortgage Loan at origination complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby will not involve the violation of any such laws;

     (j) Neither the Company nor any prior holder of any Mortgage has modified the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument which has been recorded, if necessary, to protect the interests of the Purchaser and which has been delivered to the Custodian); satisfied, cancelled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto;

     (k) A lender's policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, and, with respect to each Adjustable Rate Mortgage Loan, an adjustable rate mortgage endorsement in an amount at least equal to the related Cut-off Date Principal Balance of each such Mortgage Loan or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect, the transfer of the related Mortgage Loan to the Purchaser will not affect the validity or enforceability of such policy and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located and acceptable to FNMA or FHLMC and in a form acceptable to FNMA or FHLMC, which policy insures the Company and successor owners of indebtedness secured by the insured Mortgage, as to the first priority lien of the Mortgage; to the best of the

          Company's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

     (l) Each Mortgage Loan was originated by the Company (or, if generated on behalf of the Company by a Person other than the Company, is subject to the same standards and procedures used by the Company in originating mortgage loans directly) or by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act;

     (m) With respect to each Adjustable Rate Mortgage Loan on each Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the Index plus the Margin, rounded to the nearest 0.125%, subject to the Periodic Rate Cap, the Maximum Rate and the Minimum Rate. Except for Balloon Loans, the related Mortgage Note is payable on the first day of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, and requires a Monthly Payment which is sufficient to fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term and to pay interest at the applicable Mortgage Interest Rate. No Mortgage Loan is subject to negative amortization;

     (n) To the best of the Company's knowledge, all of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property, except those, if any, which are insured against by the title insurance policy referred to in
          (k) above.

     (o) All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

     (p) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located;

     (q) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and with applicable laws. All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

     (r) The proceeds of each Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with, excepting therefrom any Mortgaged Property or Mortgage Loan subject to an Escrow Withhold as defined in the Company's Underwriting Guidelines and administrated in accordance with FNMA guidelines. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid.

     (s) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

     (t) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

     (u) Each Mortgage Note and each Mortgage is in substantially the forms attached hereto as Exhibit G;

     (v) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Company have been capitalized under the Mortgage or the related Mortgage Note;

     (w) The origination, collection and servicing practices used by the Company with respect to each Mortgage Loan have been in all material respects legal, proper, prudent and customary in the mortgage origination and servicing business;

     (x) There is no pledged account or other security other than real estate securing the Mortgagor's obligations;

     (y) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

     (z)   No Mortgage Loan provides for primary mortgage insurance;

     (aa) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located representing coverage not less than the lesser of the outstanding principal balance of the related Mortgage Loan or the minimum amount required to compensate for damage or loss on a replacement cost basis. All individual insurance policies and flood policies referred to in clause (bb) below contain a standard mortgagee clause naming the Company or the original mortgagee, and its successors in interest, as mortgagee, and the Company has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance, including flood insurance, at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor, except as may be limited or restricted by applicable law.

     (bb) If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

     (cc) To the best of the Company's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note; and the Company has not waived any default, breach, violation or event of acceleration;

     (dd) Each Mortgaged Property is improved by a one- to four-family residential dwelling, including condominium units and dwelling units in planned unit developments, which, to the best of the Company's knowledge, does not include cooperatives or mobile homes which are treated as other than real property under the applicable state law;

     (ee) There is no obligation on the part of the Company or any other party under the terms of the Mortgage or related Mortgage Note to make payments in addition to those made by the Mortgagor;

     (ff) Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the related Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

     (gg) Each Mortgage Loan was underwritten in accordance with the Company's underwriting guidelines set forth as an exhibit hereto;

     (hh) The Mortgage File contains an appraisal which was performed by an appraiser who satisfied, and which was conducted in accordance with, all of the applicable requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended;

     (ii) None of the Mortgage Loans is a graduated payment mortgage loan, nor is any Mortgage Loan subject to a temporary buydown or similar arrangement;

     (jj) With respect to each Mortgage Loan, no loan junior in lien priority to such Mortgage Loan and secured by the related Mortgaged Property was originated by the Company at the time of origination of such Mortgage Loan;

     (kk) The characteristics of the related Mortgage Loan Package are as set forth in the form of Exhibit M delivered in respect of the related Closing Date;

     (ll) Except as set forth in the related Confirmation, on the Final Closing Date, the Mortgage Loans comply with the conditions set forth in
           Section 2 of the related Commitment Letter; and

     (mm) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, except as may be limited by applicable law; and

     (nn) The information set forth in the applicable part of the Mortgage Loan Schedule relating to the existence of a prepayment penalty is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms (except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally; (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure; or (3) subsequent charges in applicable law may limit or prohibit enforceability thereof) under applicable law.

           Section 3.02  Company Representations.
                         -----------------------

           The Company hereby represents and warrants to the Purchaser as of the Initial Closing Date and each subsequent Closing Date (or such other date as may be specified herein or in the applicable Assignment and Conveyance):

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Company in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

     (b) The Company has the full corporate power and authority to originate, hold, sell and service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Company the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

     (c) The execution and delivery of this Agreement by the Company, the servicing of the Mortgage Loans by the Company hereunder, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Company and will not (A) result in a breach of any term or provision of the charter or by-laws of the Company or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Company is a party or by which it may be bound, or any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company; and the Company is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Company's knowledge, would in the future materially and adversely affect, (x) the ability of the Company to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Company taken as a whole;

     (d) The Company is an approved seller/servicer for FNMA or FHLMC in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act;

     (e) No litigation is pending against the Company that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Company to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

     (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of, or compliance by the Company with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Company has obtained the same;

           Section 3.03  Repurchase and Substitution.
                         ---------------------------

          It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive delivery of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination of any Mortgage File. Upon discovery (including receipt of notice to such effect from the Purchaser) by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties, without regard to any limitation set forth in such representation or warranty concerning the knowledge of the Company as to the facts stated therein, which materially and adversely affects the interest of the Purchaser in any Mortgage Loan, the party discovering such breach shall give prompt notice to the other parties. Within 90 days of the earlier of either discovery by or notice to the Company of any breach of a representation or warranty, the Company shall use its best efforts to promptly cure such breach in all material respects and, if such breach cannot be cured, the Company shall repurchase such Mortgage

Loan at a price equal to (i) the Stated Principal Balance of the Mortgage Loan, plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the date to which interest has last been paid by the Mortgagor to the first day of the month in which such purchase price is to be distributed which purchase price shall be deposited in the Custodial Account on the next succeeding Determination Date (after deducting therefrom any principal and interest amounts received in respect of such repurchased Mortgage Loan and being held in the Custodial Account for future distribution). However, the Company may, at its option and assuming that the Company has a Qualified Substitute Mortgage Loan or Loans, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan ("Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided, however, that (i) if the Purchaser exercises its rights under Section 2.05, the Company may not effect a substitution without the prior written consent of the Purchaser and (ii) any such substitution shall be effected not later than 120 days after the related Closing Date. If the Company has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section
3.03 shall be accomplished by deposit in the Custodial Account of the amount of the repurchase price set forth above (after deducting therefrom any principal and interest amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution).

          As to any Deleted Mortgage Loan for which the Company substitutes a Qualified Substitute Mortgage Loan or Loans, the Company shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the Assignment of Mortgage and such other documents and agreements as are required by Section 2.04, with the Mortgage Note endorsed as required by Section 2.04. No substitution will be made in any calendar month after the Determination Date for such month. The Company shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Company. For the month of substitution, distributions to the Purchaser will include the Monthly Payment less the Servicing Fee due on such Deleted Mortgage Loan or Loans in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan. The Company shall give written notice to the Purchaser that such substitution has taken place and shall amend the related Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Company shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.01 and 3.02.

          For any month in which the Company substitutes one or more Qualified Substitute Mortgage Loan or Loans for one or more Deleted Mortgage Loans, the Company will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution (after application of scheduled principal payments due in the month of substitution which have been received or as to which an advance has been made) is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans. The amount of such shortfall shall be distributed by the Company in the month of substitution pursuant to Section 5.01. Accordingly, on the date of such substitution, the Company will deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

          In addition to such cure, repurchase and substitution obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Company's representations and warranties contained in this Article
III. It is understood and agreed that the obligations of the Company set forth in this Section 3.03 to cure or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 3.03 constitute the sole remedies of the Purchaser except as provided in the last paragraph of Section
3.03 respecting a breach of the foregoing representations and warranties.

          Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.01 or 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failure by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for all amounts payable in respect of such Mortgage Loan.

          In the event of a breach of the representation in Section 3.01(nn), the Company shall not have the right or obligation to cure, substitute or repurchase the affected Mortgage Loan but shall deposit in the Custodial Account, prior to the next succeeding Remittance Date, the amount of the Prepayment Charge indicated on the applicable part of the Mortgage Loan Schedule to be due from the Mortgagor in the circumstances; provided, however, that if a representation in addition to that set forth in Section 3.01(nn) is breached with respect to a Mortgage Loan or Mortgage Loans, the Company shall both deposit the applicable Prepayment Charge as provided in this paragraph and cure, substitute or repurchase the affected Mortgage Loan or Mortgage Loans as provided in this Section 3.03. In the instance of a substitution, any prepayment charge available under the substitute Mortgage Loan shall belong to the Company.

          Section 3.04  Closing.
                        -------

          The closing for the purchase and sale of each Mortgage Loan Package shall take place on the related Closing Date. The closing shall, at the Purchaser's option, be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties shall agree.

          The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

          (a) All of the representations and warranties of the Company under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default or Event of Default under this Agreement;

          (b) The Purchaser and the Company shall have received, or the Company's attorneys shall have received in escrow, all closing documents as specified in Section 3.05 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser and the Company, duly executed by all signatories as required pursuant to the respective terms thereof;

          (c) The Company shall have delivered and released to the Purchaser under this Agreement all documents required pursuant thereto; and

          (d) All other terms and conditions of this Agreement shall have been complied with.

          Subject to the foregoing conditions, the Purchaser shall pay to the Company on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 2.01 of this Agreement, by wire transfer of immediately available funds to the account designated by the Company.

          Section 3.05  Closing Documents.
                        -----------------

          (a) On or before the Initial Closing Date, the Company shall submit to the Purchaser fully executed originals of the following closing documents:

               1.  This Agreement, in two counterparts;

               2. Custodial Account Letter Agreement, in the form of Exhibit B of this Agreement;

               3. Escrow Account Letter Agreement, in the form of Exhibit C of this Agreement; and

               4. Officer's Certificate, in substantially the form of Exhibit J, and attached thereto the Resolutions of the Company, in the form of Exhibit K hereto, together with copies of the charter, by-laws and a Certificate of Good Standing of the Company.

          (b) The closing documents for the Mortgage Loans to be purchased on each Closing Date shall consist of fully executed originals of the following documents:

               1.  The related Mortgage Loan Documents required pursuant to
                   Section 2.04 of this Agreement;

               2. The related Mortgage Loan Schedule, one copy to be attached to each counterpart of this Agreement;

               3. If requested by the Purchaser, an Officer's Certificate, in the form of Exhibit J, and attached thereto the Resolutions of the Company, in the form of Exhibit K hereto, together with copies of the charter and by-laws of the Company, or a statement from the Company that the Company's charter and by-laws have not changed since the last Closing Date;

               4. Security Release Certification, in substantially the form of Exhibit L executed by any other person as requested by Purchaser if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

               5. The related Commitment Letter, to be attached hereto as Exhibit N, and the related Confirmation;

               6.  Assignment and Conveyance, in the form of Exhibit E;

               7. Certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Company by merger or acquired or originated by the Company while conducting business under a name other than its present name; and

               8. The Initial Certification of the Custodian in the form annexed to the Custodial Agreement.

          Section 3.06  Costs.
                        -----

          The Purchaser will pay any commissions due its salesmen and the legal fees and expenses of its attorneys. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including fees for title policy endorsements and continuations and the Company's attorney's fees (but not assignment of mortgage recording fees) shall be paid by the Company.

                                  ARTICLE IV

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
                ----------------------------------------------

          Section 4.01  Company to Act as Servicer.
                        --------------------------

          The Company, as independent contract servicer, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable and consistent with the terms of this Agreement.

          Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor, provided, however, that (unless the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Company, imminent, and the Company has the consent of the Purchaser) the Company may not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate (except for any change made pursuant to the adjustment provisions, if any, of the related Mortgage Note), defer or forgive the payment of any principal or interest, change the outstanding principal amount, make any future advances or extend the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties.
If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

          The Company will not waive any Prepayment Charge permitted under the terms of the related Mortgage Note (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default) unless such waiver would maximize recovery of total proceeds taking into account the value of the Prepayment Charge and related Mortgage Loan and doing so is standard and customary in servicing similar Mortgage Loans, and in no event will it waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. If the Company waives a Prepayment Charge, in whole or in part, in violation of this Paragraph, the Company shall deposit into the Custodial Account, from its own funds the amount of the Prepayment Charge so waived for the benefit of the Purchaser.

          In servicing and administering the Mortgage Loans, the Company shall employ Customary Servicing Procedures.

          Section 4.02  Liquidation of Mortgage Loans.
                        -----------------------------

          In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as it shall deem to be in the best interest of the Purchaser. In the event that any payment due under any Mortgage Loan remains delinquent for a period of 60 days or more, the Company shall exercise reasonable efforts to foreclose upon or otherwise comparably convert (which may include an REO Disposition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. The Company shall use reasonable efforts to realize upon such defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings.

          In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances if it is deemed to increase the proceeds to the Purchaser or is necessary to preserve the lien of the related Mortgage.

          Section 4.03  Collection of Mortgage Loan Payments.
                        ------------------------------------

          Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Company will proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and will take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

          Section 4.04  Establishment of Custodial Account; Deposits in
                        -----------------------------------------------
                        Custodial Account.
                        -----------------

          The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts (collectively, the "Custodial Account"), in the form of time deposit or demand accounts, which may be interest bearing, titled "Ameriquest Mortgage Company, in trust for the Purchaser - Fixed Rate and Adjustable Rate Mortgage Loans, Flow Delivery Program". Such Custodial Account shall be established with a commercial bank, a national bank, a national banking association, a mutual savings bank or a savings and loan association. Funds in the Custodial Account shall be fully insured by the FDIC, or such account shall be a trust account, and in either case may be drawn on by the Company. The creation of any Custodial Account shall be evidenced by a letter agreement substantially in the form of Exhibit B hereto. A copy of such letter agreement shall be furnished to the Purchaser upon request.

          The Company shall deposit, without duplication, in the Custodial Account on a daily basis within one day of receipt of good funds or as otherwise required by this Agreement, and retain therein the following payments and collections due and received or made by it subsequent to the related Cut-off
Date:

               (i) all payments on account of principal, including Principal Prepayments on the Mortgage Loans;

               (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

               (iii) all Liquidation Proceeds and other amounts required to be deposited pursuant to Section 4.02;

               (iv) all proceeds received by the Company under any title, hazard, primary mortgage guaranty or other insurance policy, including amounts required to be deposited pursuant to Section 4.10, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Customary Servicing Procedures;

               (v) all awards or settlements in respect of condemnation proceedings or eminent domain affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Customary Servicing Procedures;

               (vi) any amount required to be deposited in the Custodial Account pursuant to Sections 5.03 and 6.02;

               (vii) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.03, and all amounts required to be deposited by the Company in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 3.03;

               (viii) any amounts payable in connection with Prepayment Interest Shortfalls pursuant to Section 5.04; and

               (ix) any amount required to be deposited in the Custodial Account pursuant to Section 4.12.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, in addition to Prepayment Interest Excess and prepayment penalties other than Prepayment Charges, need not be deposited by the Company in the Custodial Account. Any interest earned on the funds deposited in the Custodial Account shall belong to the Company.

        Section 4.05  Withdrawals From the Custodial Account.
                      --------------------------------------

        The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

                    (i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

                    (ii) to reimburse itself for unreimbursed Servicing Advances, any unpaid Servicing Fees and for unreimbursed P&I Advances, the Company's right to reimburse itself pursuant to this subclause (ii) being limited to related Liquidation Proceeds, condemnation proceeds, amounts representing proceeds of insurance policies covering the related Mortgaged Property, late payments of principal and/or interest and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of the Purchaser unless the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03, in which case the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the repurchase price pursuant to Section 3.03 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

                    (iii) to reimburse itself for expenses incurred by and reimbursable to it pursuant to Section 9.01;

                    (iv) to pay to itself any interest earned on funds deposited in the Custodial Account and to pay itself any unpaid Servicing Compensation, such withdrawal to be made monthly not later than the Remittance Date;

                    (v) to reimburse itself for any P&I Advance previously made which the Company has determined to be a Nonrecoverable Advance;

                    (vi) to utilize any excess funds on deposit to make any advance pursuant to the last sentence of Section 5.03, provided that such withdrawal does not reduce the amount that would otherwise be available pursuant to clauses (i) through (v), inclusive, of this Section 4.05 in respect of the current or future Determination Dates;

                    (vii) to clear and terminate the Custodial Account upon the termination of this Agreement and to distribute funds therein at such time to the Purchaser, exclusive of funds therein payable to the Company pursuant to this Agreement; and

                    (viii) to withdraw any amounts deposited in the Custodial Account in error.

        On each Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which the Company is not obligated to remit on such Remittance Date. The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

        Section 4.06  Establishment of Escrow Account; Deposits in Escrow
                      ---------------------------------------------------
                      Account.
                      -------

        The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts (collectively, the "Escrow Account"), in the form of time deposit or demand accounts, which may be interest bearing, titled "Ameriquest Mortgage Company, in trust for the Purchaser of Fixed Rate and Adjustable Rate Mortgage Loans, Flow Delivery Program". The Escrow Account shall be established with a commercial bank, a national bank, a national banking association, a mutual savings bank or a savings and loan association. Funds in the Escrow Account shall be fully insured by the FDIC, or such account shall be a trust account, and in either case may be drawn on by the Company. The creation of any Escrow Account shall be evidenced by a letter agreement substantially in the form of Exhibit C hereto. A copy of such letter agreement shall be furnished to the Purchaser upon request.

        The Company shall deposit in the Escrow Account on a daily basis, and retain therein: (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any Mortgaged Property. The Company shall make withdrawals therefrom only in accordance with Section 4.07 hereof. To the extent required by law, the Company shall pay, without right of reimbursement, interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may not bear interest.

        Section 4.07  Withdrawals From Escrow Account.
                      -------------------------------

        Withdrawals from the Escrow Account shall be made by the Company only
(a) to effect timely payments of taxes, assessments, water rates, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage, (b) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan, (c) for application to restoration or repair of the Mortgaged Property, (d) to pay to the Mortgagor, to the extent required by law, any interest due on the funds deposited in the Escrow Account, (e) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), such withdrawal to be made monthly not later than the Remittance Date, (f) to withdraw any amounts deposited in the Escrow Account in error, (g) to reimburse the Company for any Servicing Advance made by the Company with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder or (h) to clear and terminate the Escrow Account upon the termination of this Agreement.

        Section 4.08  Payment of Taxes, Insurance and Other Charges.
                      ---------------------------------------------

        With respect to each Mortgage Loan that provides for Escrow Payments, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary insurance policy premiums (if any) and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Company shall determine whether any such payments are made by the Mortgagor. The Company assumes full responsibility for the payment of all such bills and shall effect payments of all such bills in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien), irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and shall make advances from its own funds to effect such payments. The Company will be responsible for the administration of the Escrow Account and will be obligated to make advances to such account when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Company knows, or in the exercise of the required standard of care of the Company hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien. If any such payment has not been made and the Company receives notice of a tax lien with respect to the Mortgage being imposed, the Company will, within thirty (30) days of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property unless the payment of such tax lien would in the good faith judgment of the Company constitute a Nonrecoverable Advance.

        Section 4.09  Transfer of Accounts.
                      --------------------

        With prior written notice to the Purchaser, the Company may transfer the Custodial Account or the Escrow Account to a different depository institution satisfying the requirements of Section 4.04 or 4.06, respectively.

        Section 4.10  Maintenance of Hazard Insurance.
                      -------------------------------

        The Servicer shall maintain or cause to be maintained for each Mortgage Loan and REO Property with insurance companies satisfactory to FNMA or FHLMC primary hazard insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the replacement value of the improvements, as determined by the insurance company, on such Mortgaged Property. Pursuant to Section 4.04, any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts released to the Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area, the Servicer will cause to be maintained flood insurance in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the replacement value of the improvements which are part of such Mortgaged Property, (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (regardless of whether the area in which such Mortgaged Property is located is participating in such program) and (iii) the original face value of the Mortgage Loan securing such Mortgaged Property. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Company, or upon request to the Purchaser, and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Company. The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of A:VI or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

        In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans in an amount consistent with Customary Servicing Procedures, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this
Section 4.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first sentence of this Section 4.10, and there shall have been one or more losses which would have been covered by such policy, deposit from its own funds in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself and the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser, the Company shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty days prior written notice to the Purchaser.

        Section 4.11  Fidelity Bond; Errors and Omissions Insurance.
                      ---------------------------------------------

        The Company shall maintain with responsible companies, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Company Employees"). Any such fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions, failure to maintain any insurance policies required pursuant to this Agreement, and negligent acts of such Company Employees. Such fidelity bond shall also protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.11 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA MBS Selling and Servicing Guide or by FHLMC in the FHLMC Sellers' & Servicer's Guide, as amended or restated from time to time. Upon the request of the Purchaser, the Company shall cause to be delivered to the Purchaser a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days prior written notice to the Purchaser.

        Section 4.12  Title, Management and Disposition of REO Property.
                      -------------------------------------------------

        In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser or its designee of record on the date of acquisition of title. Purchaser or its designee shall provide the Company with one or more powers of attorney, if requested, to enable the Company to fulfill its duties under this Agreement.

        The Company shall manage, conserve, protect and operate each REO Property in trust for the Purchaser solely for the purpose of its prompt disposition and sale. The Company shall either itself or through an agent selected by the Company, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Company deems to be in the best interest of the Purchaser. Notwithstanding anything to the contrary in this Section 4.12, the Company shall not be required to advance any of its own funds pursuant to this Section 4.12 if such advance would be a Nonrecoverable Advance.

        With respect to each REO Property, the Company shall hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall establish and maintain with respect to all REO Property a REO Account or Accounts, in the form of a demand account, titled "Ameriquest Mortgage Company, in trust for the Purchaser as of [date of acquisition of title] of Fixed Rate and Adjustable Rate Mortgage Loans, Flow Delivery Program" unless an Opinion of Counsel is obtained by the Company to the effect that the classification for federal income tax purposes of the arrangement under which the Mortgage Loans and the REO Property are held will not be adversely affected by holding such funds in another manner specified in such Opinion of Counsel. Such REO Accounts shall be established with a commercial bank, a national bank, a national banking association, a mutual savings bank or a savings and loan association. Funds in the REO Account shall be fully insured by the FDIC, or such account shall be a trust account, and in either case may be drawn on by the Company. The creation of any REO Account shall be evidenced by a letter agreement substantially in the form of Exhibit D hereto. A copy of such letter agreement shall be furnished to the Purchaser upon request.

        The Company shall cause to be deposited on a daily basis in each REO Account all revenues received with respect to the conservation and disposition of the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 hereof and the fees of any managing agent acting on behalf of the Company. The Company shall not be entitled to retain interest paid or other earnings, if any, on funds deposited in such REO Account.

        The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within two years after title has been taken to such REO Property, unless (i) a REMIC election has not been made with respect to the arrangement under which the REO Property is held, and (ii) the Company determines, and gives an appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than two years is permitted under this Agreement and is necessary to sell any REO Property, (i) the Company shall report monthly to the Owners as to the progress being made in selling such REO Property and (ii) if, a purchase money mortgage is taken in connection with such sale by the Company the proceeds of such purchase money mortgage shall be deposited in the Custodial Account and distributed in accordance with Section 4.05.

        The disposition of REO Property shall be carried out by the Company only with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld or delayed) and shall be made at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the REO Account and, as soon as practical thereafter, the expenses of such sale shall be paid. Prior to each Remittance Date, the Company shall deposit in the Custodial Account all funds in the REO Accounts, net of unreimbursed Servicing Advances, accrued and unpaid Servicing Fees and unreimbursed advances made pursuant to Section 5.03 which shall be retained by the Company with respect to the related Mortgage Loan.

        Upon request, with respect to any REO Property, the Company shall furnish to the Purchaser a statement covering the Company's efforts in connection with the sale of that REO Property and any rental of the REO Property incidental to the sale thereof for the previous month (together with an operating statement). That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

        Section 4.13  Liquidation Reports.
                      -------------------

        The Company shall submit to the Purchaser monthly, at the time of the remittance report required pursuant to Section 5.02, a liquidation report with respect to each Mortgaged Property sold in a foreclosure sale as of the related Record Date and not previously reported.

        Section 4.14  Delivery of Documents in Possession of Custodian.
                      ------------------------------------------------

        The Purchaser shall cause the Custodian to deliver to the Company, on a timely basis, those Mortgage Files that the Company may request from the Custodian from time to time. Should the Custodian fail to deliver requested Mortgage Files on a timely basis, the Company shall not be liable for any related loss and any Event of Default which is attributable to the failure to deliver, or the untimely delivery of, the requested Mortgage Files shall be deemed to have not occurred.

        Section 4.15  Notification of Adjustments.
                      ---------------------------

        On each Adjustment Date, the Company shall make interest rate adjustments for each Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note. The Company shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding interest rate adjustments. The Company shall also provide timely notification to the Purchaser of all applicable data and information regarding such interest rate adjustments and the Company's methods of implementing such interest rate adjustments. Upon the discovery by the Company or the Purchaser that the Company has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor.

                                   ARTICLE V

                           PAYMENTS TO THE PURCHASER
                           -------------------------

        Section 5.01  Distributions.
                      -------------

        On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the account designated in writing by the Purchaser the Available Remittance Amount.

        Section 5.02  Statements to the Purchaser.
                      ---------------------------

        Not later than each Remittance Date, the Company will furnish to the Purchaser a statement in a computer readable format setting forth the following information with respect to the related remittance:

                   (i) the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayments, including the date of such prepayment);

                   (ii)   the amount of such distribution allocable to interest;

                   (iii) the amount of Servicing Compensation received by the Company during the prior Due Period;

                   (iv) the aggregate Stated Principal Balance of the Mortgage Loans as of the close of business on the related Determination Date;

                   (v) the aggregate of any expenses reimbursed to the Company during the prior distribution period pursuant to Section 9.01;

                   (vi) the weighted average maturity of the Mortgage Loans as of the close of business on the applicable Determination Date;

                   (vii) in the event the Mortgage Loans bear different Mortgage Interest Rates, the weighted average Mortgage Interest Rate and Mortgage Loan Remittance Rate of the Mortgage Loans as of the close of business on the applicable Determination Date;

                   (viii) the number and aggregate principal balances of Mortgage Loans (a) delinquent (1) 31 days, (2) 61 days, (3) 91 days or more,
   (b) as to which foreclosure has commenced, and (c) as to which REO Property has been acquired;

                   (ix)   the aggregate amount of advances made pursuant to
   Section 5.03 included in such distribution, and the aggregate amount of such advances outstanding as of the close of business on such Remittance Date;

                   (x)    the amount of all Liquidation Proceeds;

                   (xi) the amount of all proceeds received by the Company under any title, hazard, primary mortgage guaranty or other insurance policy, including amounts required to be deposited pursuant to Section 4.10, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Customary Servicing Procedures;

                   (xii) the amount of all awards or settlements in respect of condemnation proceedings or eminent domain affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Customary Servicing Procedures;

                   (xiii) the amounts, if any, required to be deposited in the Custodial Account pursuant to Sections 4.12, 5.03, 5.04 and 6.02; and

                   (xiv) the amounts, if any, payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.03, and all amounts required to be deposited by the Company in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 3.03.

        Within 60 days after the end of each calendar year, the Company will furnish a report to the Purchaser. Such report shall state the aggregate of amounts reported pursuant to (i) through (iii) and (v) above for such calendar year. Such obligation of the Company shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Company pursuant to any requirements of the Internal Revenue Code of 1986 as from time to time in force.

        The Company shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Company shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.

        Section 5.03  Advances by the Company.
                      -----------------------

        On the second Business Day preceding each Remittance Date, the Company shall deposit in the Custodial Account an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans on the

Due Date in the month of the Remittance Date and not received by the close of business on the immediately preceding Determination Date. The Company's obligation to make such advances as to any Mortgage Loan will continue until the liquidation thereof, an REO Disposition in connection therewith or the purchase or repurchase thereof. Notwithstanding anything to the contrary, the obligation of the Company to make such advances pursuant to this Section 5.03 is mandatory, except that no advance shall be required to be made hereunder that would, if made, constitute a Nonrecoverable Advance. The Company may pay all or a portion of any advance out of excess amounts on deposit in the Custodial Account and held for future distribution on the date such advance is made; any such excess amounts so used shall be replaced by the Company by deposit to the Custodial Account on or before the next succeeding Determination Date.

        Section 5.04  Prepayment Interest Shortfalls.
                      ------------------------------

        Prior to each Remittance Date, the Servicer shall either deposit in the Custodial Account from its own funds and without any right of reimbursement therefor, or leave on deposit in the Custodial Account to the extent not previously retained or withdrawn, a total amount equal to the aggregate of the Prepayment Interest Shortfalls for such Remittance Date; provided that the Servicer's obligations under this Section on any Remittance Date shall not be more than the total amount of Servicing Fee paid to or retained by the Servicer since the preceding Remittance Date.

                                  ARTICLE VI

                          GENERAL SERVICING PROCEDURE
                          ---------------------------

        Section 6.01  Assumption Agreements.
                      ---------------------

        The Company will use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been or will be conveyed by the Mortgagor, the Company will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, the Company will not exercise such rights if prohibited by law from doing so. If the Company reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Company will obtain the written permission of the Purchaser (which consent shall not be unreasonably withheld or delayed) prior to entering into an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable law, the Mortgagor remains liable thereon. If an assumption fee is collected by the Company for entering into an assumption agreement the entire such fee will be retained by the Company as additional Servicing Compensation. In connection with any such assumption, the outstanding principal amount, the Monthly Payment and (except pursuant to the adjustable rate provisions, if any, of the Mortgage Loan) the Mortgage Interest Rate of the related Mortgage Note shall not be changed, and the term of the Mortgage Loan will not be increased or decreased. If an assumption is allowed pursuant to this Section 6.01, the Company with the prior consent of the primary mortgage guaranty insurer, if any, is authorized to enter into a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.

        Section 6.02  Satisfaction of Mortgages and Release of Mortgage Files.
                      -------------------------------------------------------

        Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company will obtain the portion of the Mortgage File that is in the possession of the Custodian, prepare and process any required satisfaction or release of the Mortgage and notify the Purchaser. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Purchaser. Any reconveyance and/or demand fee actually collected by the Company shall belong to the Company.

        Immediately after the payment in full of such Mortgage Loan, the Company shall give prompt written notice to the Purchaser of such payment in full.

        In the event the Company grants a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Company shall remit to the Purchaser the Stated Principal Balance of the related Mortgage Loan by deposit thereof in the Custodial Account including Prepayment Interest Shortfall, if any. The Company shall maintain the Fidelity Bond as provided for in Section 4.11 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

        Section 6.03  Servicing Compensation.
                      ----------------------

        As compensation for its services hereunder, the Company shall be entitled to retain from interest payments on the Mortgage Loans the Company's Servicing Fee. Additional servicing compensation in the form of assumption fees and other administrative fees and late payment charges shall be retained by the Company. The Company also shall be entitled to receive from the Custodial Account as additional servicing compensation interest or other income earned on deposits therein, as well as any Prepayment Interest Excess and prepayment penalties other than Prepayment Charges. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

        Section 6.04  Annual Statement as to Compliance.
                      ---------------------------------

        The Company will deliver to the Purchaser, on or before April 15 of each year beginning April 15, 1998, an Officer's Certificate stating that (i) the Company has fully complied with the provisions of Article IV, (ii) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (iii) to the best of such officer's knowledge, based on such review, the Company has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Company to cure such default.

        Section 6.05  Annual Independent Public Accountants' Servicing Report.
                      -------------------------------------------------------

        On or before the later of (i) April 15 of each year beginning April 15, 1998, or (ii) within 30 days of the issuance of the annual audited Financial Statements beginning with the audit for the period ending December 31, 1997, the Company at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser to the effect that based on an examination of certain specified documents and records relating to the servicing of the Company's mortgage loan portfolio conducted substantially in compliance with the audit program for mortgages serviced for FNMA and FHLMC, the United States Department of Housing and Urban Development Mortgage Audit Standards, or the Uniform Single Attestation Program for Mortgage Bankers (the "Applicable Accounting Standards"), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

        Section 6.06  Option to Acquire Servicing; Continuation of Company as
                      -------------------------------------------------------
                      Servicer.
                      --------

        If so provided in the related Commitment Letter, the Purchaser shall have the right to purchase the servicing rights for the related Mortgage Loans, in accordance with the terms set forth in such Commitment Letter.

        Subject to exercise of the option, if any, to acquire servicing as described above, the Purchaser hereby agrees that any agreement entered into by the Purchaser in connection with any Pass-Through Transfer shall provide for the continuation of the Company as the servicer of the Mortgage Loans pursuant to the related Reconstitution Agreement without diminution of the Company's rights hereunder.

        Section 6.07  Purchaser's Right to Examine Company Records.
                      --------------------------------------------

        The Purchaser shall have the right, at all reasonable times and as often as reasonably required, to examine and audit any and all of the books, records or other information of the Company, whether held by the Company or by another on behalf of the Company, which may be relevant to the performance or observance by the Company of the terms, covenants or conditions of this Agreement.

                                  ARTICLE VII

                       REPORTS TO BE PREPARED BY COMPANY
                       ---------------------------------

        Section 7.01  Company Shall Provide Access and Information as Reasonably
                      ----------------------------------------------------------
                      Required.
                      --------

        The Company shall provide to the Purchaser access to any documentation regarding the Mortgage Loans which is required by applicable regulations. Such access shall be afforded without charge, but only upon reasonable request, during normal business hours and at the offices of the Company.

        In addition, the Company shall furnish to the Purchaser upon request, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the purposes of this Agreement and the applicable regulations. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions the Purchaser may require. The Company agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

        Section 7.02  Financial Statements.
                      --------------------

        Upon written request of the Purchaser, the Company shall provide a Consolidated Statement of Income of the Company for the most recently completed three fiscal years respecting which such statements are available, as well as a Consolidated Balance Sheet at the end of the last two fiscal years covered by such Consolidated Statement of Income, and any comparable interim statements, to the extent any such statements have been prepared by the Company (and are available upon request to members or stockholders of the Company, or to the public at large).

        Upon reasonable request, during normal business hours and at the offices of the Company, the Company also agrees to make available to the Purchaser or prospective purchaser of the Mortgage Loans a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company and to permit the Purchaser or prospective purchaser of the Mortgage Loans to inspect the Company's servicing facilities for the purpose of satisfying the Purchaser or prospective purchaser of the Mortgage Loans that the Company has the ability to service the Mortgage Loans in accordance with this Agreement. Notwithstanding the preceding sentence, the Company shall not be required to provide any information that it deems confidential.

                                 ARTICLE VIII

         REMOVAL OF MORTGAGE LOANS FROM INCLUSION UNDER THE AGREEMENT
         ------------------------------------------------------------
            UPON A  WHOLE LOAN TRANSFER OR A PASS-THROUGH TRANSFER
            ------------------------------------------------------
                      ON ONE OR MORE RECONSTITUTION DATES
                      -----------------------------------

        Section 8.01  Removal of Mortgage Loans from Inclusion Under this
                      ---------------------------------------------------
                      Agreement Upon a Whole Loan Transfer or a Pass-Through
                      ------------------------------------------------------
                      Transfer on One or More Reconstitution Dates.
                      --------------------------------------------

        Company and Purchaser agree that with respect to some or all of the Mortgage Loans, within 12 months from the respective Closing Date, the Purchaser shall effect either:

        (1)    one or more Whole Loan Transfers; and/or

        (2)    one or more Pass-Through Transfers;

provided, however, that no Mortgage Loan shall be the subject of more than one Whole Loan Transfer or one Pass-Through Transfer hereunder. The Company and Purchaser agree that in no event will the Company be required to remit funds or send remittance reports to more than four (4) persons at any given time with respect to any Whole Loan Transfer or Pass-Through Transfer.

        With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, entered into by Purchaser, Company agrees:

        (1) to cooperate fully with Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures;

        (2) to execute all Reconstitution Agreements and such ancillary documents (including a Custodial Agreement) that are standard in the industry provided that each of the Company and the Purchaser is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided for herein; and provided, further, that any such agreement entered into in connection with a Whole Loan Transfer or Pass-Through Transfer, servicing retained, shall permit the related Mortgage Loans to be sub-serviced by a Sub-Servicer and master serviced by the Company;

        (3) with respect to any Whole Loan Transfer or Pass-Through Transfer occurring within 6 months (unless otherwise specified in the related Confirmation) of the Final Closing Date, the Company shall make the representations and warranties regarding the Company and the Mortgage Loans as of the date of the Whole Loan Transfer or Pass-Through Transfer, modified to the extent necessary to accurately reflect the pool statistics of the Mortgage Loans as of the date of such Whole Loan Transfer or Pass-Through Transfer;

        (4) to deliver to the Purchaser for inclusion in any prospectus or other offering material such publicly available information regarding the Company, its financial condition and its mortgage loan delinquency, foreclosure and loss experience, underwriting standards, lending activities and loan sales, production, and servicing and collection practices, generally as is set forth in prospectus supplements previously delivered in connection with public offerings of pass-through securities backed by mortgage loans similar to the Mortgage Loans and sold by the Company, and to deliver to the Purchaser any similar nonpublic, unaudited financial information, in which case the Purchaser shall bear the cost of having such information audited by certified public accountants if the Purchaser desires such an audit, or as is otherwise reasonably requested by the Purchaser and which the Company is capable of providing without unreasonable effort or expense, and to indemnify the Purchaser and its affiliates for material misstatements contained in such information;

        (5) to deliver to the Purchaser and to any Person designated by the Purchaser, at the Purchaser's expense, such statements and audit letters of reputable, certified public accounts pertaining to information provided by the Company pursuant to clause 4 above as shall be reasonably requested by the Purchaser;

        (6) to deliver to the Purchaser, and to any Person designated by the Purchaser, such in-house opinions of counsel as are customarily delivered by originators or servicers, as the case may be, in connection with Whole Loan Transfers or Pass-Through Transfers, as the case may be, it being understood that the cost of any opinions of outside special counsel that may be required for a Whole Loan Transfer or Pass-Through Transfer, as the case may be, shall be the responsibility of the Purchaser; and

        (7) to cooperate fully with the Purchaser and any prospective purchaser with respect to the preparation of Mortgage Loan Documents and other documents with respect to servicing requirements reasonably requested by the rating agencies and credit enhancers.

        All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

                                  ARTICLE IX

                                  THE COMPANY
                                  -----------

        Section 9.01  Indemnification; Third Party Claims.
                      -----------------------------------

        The Company agrees to indemnify and hold harmless the Purchaser against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement. The Company shall immediately notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, and the Company shall assume the defense of any such claim and advance all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Company or the Purchaser in respect of such claim. The Purchaser shall promptly reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim in any way relates to the Company's failure to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement.

        Section 9.02  Merger or Consolidation of the Company.
                      --------------------------------------

        The Company will keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

        Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to substantially all of the business of the Company (whether or not related to loan servicing), shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $15,000,000, (ii) the deposits of which are insured by the FDIC or which is a HUD-approved mortgagee whose primary business is in origination and servicing of mortgage loans comparable to the Mortgage Loans and (iii) who is a FNMA approved seller/servicer in good standing.

        Section 9.03  Limitation on Liability of the Company and Others.
                      -------------------------------------------------

        The Company and any director, officer, employee or agent of the Company may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of Section 9.01, the Company shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Company's duty to service the Mortgage Loans in accordance with this Agreement.

        Section 9.04  Company Not to Resign.
                      ---------------------

        The Company shall not assign this Agreement nor resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that the Company's duties hereunder are no longer permissible under applicable law and such incapacity cannot be readily cured by the Company without additional expenses. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser. No such resignation shall become effective until a successor which satisfies the requirements of Section 9.02 has assumed the Company's responsibilities and obligations hereunder in accordance with Section 13.01.

        Section 9.05  No Transfer of Servicing; Sub-Servicing Agreement.
                      -------------------------------------------------

        With respect to the retention of the Company to service the Mortgage Loans hereunder, the Company acknowledges that the Purchaser has acted in reliance upon the Company's independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, and subject to Section 6.06 and this 9.05, the Company shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof.

        Notwithstanding the foregoing, the Company may enter into the Sub-Servicing Agreement with the Sub-Servicer for the servicing and administration of the Mortgage Loans.

        Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Company and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Company shall remain obligated and primarily liable to the Purchaser for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 4.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Company alone were servicing and administering the Mortgage Loans. The

Company shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Company by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

        Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Company alone, and the Purchaser shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in the Sub-Servicing Agreement. The Company shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Company's compensation pursuant to this Agreement is sufficient to pay such fees.

                                   ARTICLE X

                                    DEFAULT
                                    -------

        Section 10.01  Events of Default.
                       -----------------

        In case one or more of the following Events of Default by the Company shall occur and be continuing, that is to say:

            (i) any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of 5 days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

            (ii) failure by the Company to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Company as set forth in this Agreement which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

            (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

            (iv) the Company shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or relating to all or substantially all of the Company's property; or

            (v) the Company shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (vi) any failure of the Company to make any advance when required to be made pursuant to Section 5.03 that continues unremedied for a period of one Business Day after the date on which telecopied notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser (followed by written notice delivered within one Business Day thereafter);

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Company, may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, commence termination of all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof. Upon receipt by the Company of a second written notice from the Purchaser stating that they intend to terminate the Company as a result of such Event of Default, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to
Section 13.01. Upon receipt of such second written notice, the Company shall prepare, execute and deliver to a successor any and all documents and other instruments, place in such successor's possession all Mortgage Files and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents to the successor, all at the Company's sole expense. The Company agrees to cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all amounts which shall at the time be credited or should have been credited by the Company to the Custodial Account or Escrow Account or REO Account or thereafter received with respect to the Mortgage Loans.

        Section 10.02  Waiver of Defaults.
                       ------------------

        The Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

        Section 10.03  Servicer to Retain Previous Entitlement.
                       ---------------------------------------

        Notwithstanding any termination of the activities of the Servicer hereunder pursuant to Section 10.01, the Servicer shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating the Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which the Servicer would have been entitled pursuant to Section 4.05, and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

                                  ARTICLE XI

                                  TERMINATION
                                  -----------

        Section 11.01  Termination.
                       -----------

        This Agreement shall terminate upon either: (i) the later of the distribution to the Purchaser of final payment or liquidation with respect to the last Mortgage Loan (or advances of same by the Company), or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder;
(ii) the mutual consent of the Company and the Purchaser in writing; or (iii) the acquisition of all servicing pursuant to Section 6.06 hereof.

                                  ARTICLE XII

               MANDATORY DELIVERY; GRANT OF A SECURITY INTEREST
               ------------------------------------------------


        Section 12.01  Mandatory Delivery; Grant of Security Interest.
                       ----------------------------------------------

        The sale and delivery on the related Closing Date of the Mortgage Loans described on the related Mortgage Loan Schedule is mandatory from and after the date of the execution of the related Confirmation unless otherwise noted on the Confirmation, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date thereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Company's failure to deliver (i) each of the related Mortgage Loans or (ii) one or more Qualified Substitute Mortgage Loans or (iii) one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the related Closing Date. As of the date of each mandatory delivery Confirmation, the Company hereby grants to the Purchaser a lien on and a continuing security interest in each related Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Company of its obligation to deliver the Mortgage Loans on the Closing Date therefor, and the Company agrees that it holds such Mortgage Loans in custody for the Purchaser subject to the Purchaser's (i) right to reject any Mortgage Loan (or Qualified Substitute Mortgage Loan) under the terms of this Agreement and to require another Mortgage Loan (or Qualified Substitute Mortgage Loan) to be substituted therefor, and (ii) obligation to pay the Purchase Price for the Mortgage Loans.

        The Company intends that the conveyance of the Company's right, title and interest in and to the Mortgage Loans to the Purchaser shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Company intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of the Agreement. The Company also intends and agrees that, in such event,
(i) the Company shall be deemed to have granted to the Purchaser and its assigns a first priority security interest in the Company's entire right, title and interest in and to the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans, all amounts held from time to time in the accounts mentioned pursuant to this Agreement and all reinvestment earnings on such amounts, together with all of the Company's right, title and interest in and to the proceeds of any title, hazard or other insurance policies related to such Mortgage Loans and (ii) the Agreement shall constitute a security agreement under applicable law. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

                                 ARTICLE XIII

                           MISCELLANEOUS PROVISIONS
                           ------------------------

        Section 13.01  Successor to the Company.
                       ------------------------

        Prior to termination of the Company's responsibilities and duties under this Agreement pursuant to Sections 9.04, 10.01 or 11.01, the Purchaser shall
(i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 9.02 hereof and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of the Company's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned Sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01 and 3.02 or its obligations under Section 9.01 and the remedies available to the Purchaser under Section 3.03, it being understood and agreed that the provisions of such Sections 3.01, 3.02, 3.03 and 9.01 shall be applicable to the Company notwithstanding any such resignation or termination of the Company, or the termination of this Agreement. In addition, notwithstanding any such resignation or termination, the Company shall cooperate with all reasonable requests for information by the Purchaser in connection with a Whole Loan Transfer or a Pass-Through Transfer occurring within 180 days of such termination; provided such information is in the possession of the Company and the Purchaser pays for all out-of-pocket expenses of the Company incurred in providing the same.

        Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or this Agreement pursuant to
Section 9.04, 10.01 or 11.01 shall not affect any claims that the Purchaser may have against the Company arising prior to any such termination or resignation.

        The Company shall promptly deliver to the successor the funds in the Custodial Account, Escrow Account and REO Account and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company, all at the Company's sole expense.

        Section 13.02  Amendment.
                       ---------

        This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

        Section 13.03  Recordation of Agreement.
                       ------------------------

        To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company at the Company's expense upon direction of the Purchaser, but only when such direction is accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Purchaser or is necessary for the administration or servicing of the Mortgage Loans.

        Section 13.04  Recordation of Assignment of Mortgages.
                       --------------------------------------

        As provided in the Custodial Agreement, each Assignment of Mortgage shall be in a form acceptable for recording in all appropriate public offices for real property records in the jurisdiction in which the Mortgaged Property recited in each such Assignment of Mortgage is situated.

        Section 13.05  Duration of Agreement.
                       ---------------------

        This Agreement shall continue in existence and effect until terminated as herein provided.

        Section 13.06  Governing Law.
                       -------------

        This Agreement shall be construed in accordance with the laws of the State of New York, except to the extent preempted by Federal law, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

        Section 13.07  General Interpretive Principles.
                       -------------------------------

        For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

        (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

        (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

        (c) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

        (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

        (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

        (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

        Section 13.08  Reproduction of Documents.
                       -------------------------

        This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

        Section 13.09  Notices.
                       -------

        All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, to (a) in the case of the Company, Ameriquest Mortgage Company, 1100 Town and Country Road, Orange, California 92868, Attention: General Counsel, or such other address as may hereafter be furnished to the Purchaser in writing by the Company and (b) in the case of the

Purchaser, Salomon Brothers Realty Corp., Seven World Trade Center, New York, New York 10048, Attention: Mortgage Finance Group.

        Section 13.10  Severability of Provisions.
                       --------------------------

        If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good-faith to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

        Section 13.11  No Partnership.
                       --------------

        Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

        Section 13.12  Execution; Successors and Assigns.
                       ---------------------------------

        This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 7.04, Section 10.01 and Section 11.01, this Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

        IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                       SALOMON BROTHERS REALTY CORP.,
                          Purchaser


                       By:___________________________
                       Name:___________________
                       Title:________________________



                       AMERIQUEST MORTGAGE COMPANY,
                            Company


                       By:___________________________
                       Name:___________________
                       Title:________________________